CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of China Natural Gas, Inc. and subsidiaries of our report dated March 12, 2007 on our audit of the financial statements of China Natural Gas, Inc. and subsidiaries as of December 31, 2006 and the results of their operations and other comprehensive income, and cash flows for the year ended December 31, 2006, and the reference to us under the caption “Experts.”

Kabani & Company, Inc.
Los Angeles, California
April 17, 2008